SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 7, 2002

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                     0-12957               22-2372868
(State or other jurisdiction of       (Commission            (IRS Employer
        incorporation)                File Number)           Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (732) 980-4500



                                       NA
          (Former name or former address, if changed since last report)


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Item 5. Other Events

     On March 7, 2002, Enzon, Inc. ("Enzon") announced that Schering-Plough Corporation ("Schering-Plough") would remove a large block of patients from the PEG-INTRON Access Assurance Program (the "Program") wait list. This is the second block of patients to come off the wait list since the Program was transitioned to a wait-list system in January 2002. The wait-list system was put in place as a result of an overwhelming response to the introduction of the PEG-INTRON combination therapy for treating chronic hepatitis C to the U.S. market. The wait-list system will remain in place. Newly enrolling patients can expect to start therapy in the April 2002 timeframe.

     PEG-INTRON is a longer-acting form of INTRON(R) A (interferon alfa-2b, recombinant) Injection that uses proprietary PEG technology developed by Enzon. Under Enzon's licensing agreement with Schering-Plough, Enzon is entitled to royalties on worldwide sales of PEG-INTRON. Schering-Plough holds an exclusive worldwide license to PEG-INTRON.

     In October 2001, Schering-Plough announced the launch of PEG-INTRON combination therapy using PEG-INTRON(TM) (peginterferon alfa-2b) Powder for Injection and REBETOL(R) (ribavirin, USP) Capsules for treating chronic hepatitis C. Prior to the launch of the combination therapy, Schering-Plough anticipated that demand for PEG-INTRON could be heavy, but the extent of that demand could not be estimated with certainty. As a result, Schering-Plough implemented the Program in order to ensure that individual patients who begin treatment will have uninterrupted access to a full course of PEG-INTRON therapy. Continuity of hepatitis C therapy is critical to achieving optimal patient outcomes. The Program enables Schering-Plough to systematically manage the distribution of PEG-INTRON so that no patients who have begun therapy risk having their hepatitis C treatment interrupted due to product availability. Under the Program, all patients initiating therapy will have access to a full, uninterrupted course of PEG-INTRON.

     Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K's on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2002

                                                      ENZON, INC.
                                        ----------------------------------------
                                                     (Registrant)




                                   By:  /s/ KENNETH J. ZUERBLIS
                                        ----------------------------------------
                                        Kenneth J. Zuerblis
                                        Vice President, Finance, Chief Financial
                                         Officer and Corporate Secretary